Exhibit 99.1

Immunome Completes Acquisition of AL102, a Phase 3 Asset for the Treatment of Desmoid Tumors, From Ayala

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a biotechnology company focused on developing first-in-class and best-in-class targeted cancer therapies, today announced the successful completion of its purchase of AL102 and related drug candidate AL101 from Ayala Pharmaceuticals, Inc.

“AL102 is a high-quality asset that complements our existing pipeline of targeted cancer therapies,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer of Immunome. “We believe that AL102 can establish a new standard of care for the treatment of desmoid tumors. In parallel, we are excited to advance our preclinical programs towards Phase 1 trials.”

AL102 is an investigational small molecule gamma secretase inhibitor currently being evaluated in the randomized Phase 3 RINGSIDE international trial for the treatment of desmoid tumors – a debilitating soft tissue malignancy. AL102 is a potential once-daily oral treatment for desmoid tumors. Data from clinical trials have shown AL102 may be more effective in treating desmoid tumors than OGSIVEO™ (nirogacestat), which recently became the first treatment approved for desmoid tumors by the U.S. Food and Drug Administration in November 2023.

About Immunome, Inc.

Immunome is a biotechnology company dedicated to developing first-in-class and best-in-class targeted cancer therapies. Our portfolio pursues each target with a modality appropriate to its biology, including immunotherapies, radioligand therapies and ADCs. We believe that pursuing underexplored targets with appropriate drug modalities leads to transformative therapies. Our proprietary memory B cell hybridoma technology allows for the rapid screening and functional characterization of novel antibodies and targets.

For more information, visit www.immunome.com or follow us on Twitter and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). We use words such as “may,” “could,” “potential,” “will,” “plan,” “believe,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. These forward-looking statements include, but are not limited to, statements regarding Immunome’s belief that AL102 can establish a new standard of care for the treatment of desmoid tumors; the potential for AL102 to be a once-daily oral treatment; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Such forward-looking statements are based on Immunome’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the potential benefit of the transaction and whether Immunome will realize the intended value from the transaction, if at all; possible disruptions from the proposed transaction that could harm Immunome’s businesses; Immunome’s ability to grow and successfully execute on its business plan, including the development and commercialization of its pipeline; changes in the applicable laws or regulations; the possibility that Immunome may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that pre-clinical data may not be predictive of clinical data; the risk that interim results of a clinical trial do not necessarily predict final results; potential delays in the commencement, enrollment and completion of clinical trials and the reporting of data therefrom; the complexity of numerous regulatory and legal requirements that Immunome needs to comply with to operate its business; the reliance on Immunome’s management; the prior experience and successes of the Immunome’s management team not being indicative of any future success; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; the failure to obtain, adequately protect, maintain or enforce Immunome’s intellectual property rights; and other risks and uncertainties indicated from time to time described in Immunome’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with Securities and Exchange Commission (“SEC”) on March 16, 2023, Immunome’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, and in Immunome’s other filings with the SEC. Immunome cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Moreover, Immunome operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, Immunome does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in their expectations.

Investor Contact:

Immunome:
Max Rosett
Interim Chief Financial Officer
investors@immunome.com